UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2009

SMITHFIELD FOODS, INC.

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 2, 2009 (the “Closing Date”), Smithfield Foods, Inc. (the “Company”) completed its previously announced offering of $625 million aggregate principal amount of its 10% Senior Secured Notes due July 2014 (the “Notes”). The Notes have been issued at a price equal to 96.201% of their face value. As part of the closing, the Company entered into an Indenture, dated as of the Closing Date (the “Indenture”), among the Company, substantially all of the Company’s U.S. subsidiaries, as guarantors (the “Guarantors”), and U.S. Bank National Association, as trustee and collateral agent. The Company’s obligations under the Notes are guaranteed by the Guarantors and are secured by first-priority liens, subject to permitted liens and exceptions for excluded assets, in substantially all of the Company’s and the Guarantors’ assets, including real property, fixtures and equipment owned or acquired in the future by the Company and the Guarantors (the “Non-ABL Collateral”) and are secured by second-priority liens on cash and cash equivalents, deposit accounts, accounts receivable, inventory, other personal property relating to such inventory and accounts receivable and all proceeds therefrom, intellectual property, and certain capital stock and interests pledged by the Company and the Guarantors, which constitute collateral under the ABL Credit Agreement described below on a first-priority basis (the “ABL Collateral”).

On the Closing Date, the Company also entered into a new Amended and Restated Credit Agreement (the “ABL Credit Agreement”) among the Company, the Guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as the administrative agent and a joint collateral agent, General Electric Capital Corporation, as a joint collateral agent and the other agents party thereto. The ABL Credit Agreement provides for an asset-based revolving credit line of $1 billion, which replaces the Company’s existing $1.3 billion senior secured U.S. revolving credit facility (the “Existing U.S. Credit Facility”), and also provides for an option, subject to certain conditions, to increase total commitments to $1.3 billion in the future. The obligations under the ABL Credit Agreement are guaranteed by the Guarantors and are secured by a first-priority lien on the ABL Collateral. The Company’s obligations under the ABL Credit Agreement are also secured by a second-priority lien on the Non-ABL Collateral, which secures the Notes and the Company’s obligations under the Rabobank Term Loan (as defined below) on a first-priority basis.

In addition, the Company has entered into a new $200 million term loan among the Company, the Guarantors, the lenders party thereto and Rabobank, as administrative agent (the “Rabobank Term Loan”). The Rabobank Term Loan will mature on August 29, 2013 and replaces the Company’s existing $200 million term loan that was scheduled to mature in August 2011. The Rabobank Term Loan is secured by first-priority liens on the Non-ABL Collateral and is secured by second-priority liens on the ABL Collateral, which secures the Company’s obligations under the ABL Credit Agreement on a first-priority basis.

The Indenture, the ABL Credit Agreement and the Rabobank Term Loan are discussed below.

Indenture

Pursuant to the Indenture, the Company issued and sold to the initial purchasers $625 million aggregate principal amount at maturity of the Notes. The terms of the Indenture provide that, among other things, the Notes will rank equally in right of payment to all of the Company’s existing and future senior debt and senior in right of payment to all of the Company’s existing and future subordinated debt. The guarantees will rank equally in right of payment with all of the Guarantors’ existing and future senior debt and senior in right of payment to all of the Guarantors’ existing and future subordinated debt. In addition, the Notes are structurally subordinated to the liabilities of the Company’s non-guarantor subsidiaries. The Notes are guaranteed by the Guarantors and are secured by first-priority liens on the Non-ABL Collateral and are secured by second-priority liens on the ABL Collateral.

Guarantees. The Guarantors guarantee the Company’s obligations under the Notes on a senior secured basis. The guarantees of each such Guarantor are secured on a first-priority basis by the Non-ABL Collateral held by each such Guarantor and on a second-priority basis by the ABL Collateral held by each such Guarantor.

Collateral. The Notes and the guarantees are secured on a first-priority basis by the Non-ABL Collateral and on a second-priority basis by the ABL Collateral. The Non-ABL Collateral includes mortgage liens on specified properties of the Company and the Guarantors, including certain Company-owned U.S. processing plants (excluding plants to be closed as part of the Company’s Pork Segment restructuring announced in Fiscal 2009 and other plants and facilities that are closed and will be sold) and all hogs farms with a value of gross property, plant and equipment before depreciation of $1.0 million or more (excluding all hog farms in Missouri owned by Premium Standard Farms, LLC, substantially all hog farms in Utah, Colorado and Texas and certain hog farms in Oklahoma). The Company, or the applicable Guarantor, will have up to 150 days following the Closing Date to deliver mortgages to the collateral agent with respect to the pork processing plants and 75% of the gross property, plant and equipment of the hog farms that are part of the collateral package, and up to 320 days to deliver mortgages with respect to the remaining hog farms. If the Company and the Guarantors, after exercising commercially reasonable efforts, are unable to satisfy the requirement to deliver within the specified time period mortgages for any hog farms constituting collateral, then they shall not be deemed to be in default of such delivery obligations if, within the specified time period, the Company and the Guarantors deliver mortgages with respect to one or more substitute hog farms of substantially comparable quality and utility and which in the aggregate have a gross property, plant and equipment equal to or greater than the hog farms for which the mortgages were not delivered. If within the 320-day time period, however, the Company and the Guarantors are in compliance with the mortgage delivery obligations with respect to hog farms that have an aggregate gross property, plant and equipment of equal to or greater than 85% of the total gross property, plant and equipment of all hog farms that are a part of the collateral package, then no default will exist so long as the Company and the Guarantors continue to exercise commercially reasonable efforts to satisfy such delivery requirements.

The Non-ABL Collateral will also include any improvements or additions to the real property, fixtures and equipment that currently form a part of such collateral. The Company and the Guarantors are also required to pledge any additional real property or related fixtures and equipment acquired after the Closing Date, including property or related fixtures and equipment acquired with the proceeds of certain transactions. The Non-ABL Collateral will exclude customary items, such as a portion of the capital stock of non-U.S. subsidiaries, the pledge of which may result in tax issues, the capital stock of subsidiaries if the pledge of such capital stock would violate a contractual obligation, letters of credit for identified purposes or a contract or license if the grant of a lien would violate a contract, license or agreement.

Intercreditor Arrangements. The collateral securing the Notes and the guarantees will also serve as collateral to secure the obligations of the Company and the Guarantors under the ABL Credit Agreement and the Rabobank Term Loan. The Company, the Guarantors, the collateral agent, on behalf of itself, the holders of the Notes and the lenders and the administrative agent under the Rabobank Term Loan, and the administrative agent under the ABL Credit Agreement have entered into an intercreditor agreement that provides, among other things, that (1) liens on the ABL Collateral securing the Notes and the Rabobank Term Loan will be junior to the liens in favor of the administrative agent under the ABL Credit Agreement, and consequently, the lenders under the ABL Credit Agreement will be entitled to receive the proceeds from the foreclosure of any such assets prior to the holders of the Notes and the lenders under the Rabobank Term Loan, (2) liens on the Non-ABL Collateral securing the Notes and the Rabobank Term Loan will be senior to the liens in favor of the administrative agent under the ABL Credit Agreement, and consequently, the holders of the Notes and the lenders under the Rabobank Term Loan will be entitled to receive proceeds from the foreclosure of any such assets prior to the lenders under the ABL Credit Agreement, (3) during any insolvency proceedings, the administrative agent under the ABL Credit Agreement and the collateral agent will coordinate their efforts to give effect to the relative priority of their security interests in the ABL Collateral and the Non-ABL Collateral, and (4) certain procedures for enforcing the liens on the collateral shall be followed.

Interest Rate. Interest on the Notes accrues at a rate of 10% per annum. Interest on the Notes is payable in cash semiannually in arrears on January 15 and July 15 of each year, commencing on January 15, 2010.

Redemption Following Public Equity Offering. Subject to certain conditions, including the closing of a public equity offering by the Company, the Company may redeem up to 35% of the original principal amount of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 110% of the principal amount thereof, plus (ii) accrued and unpaid interest and additional interest, if any, thereon, to the date of redemption.

Optional Redemption. In addition, the Company may redeem or repurchase all or a portion of the Notes upon not less than 30 nor more than 60 days’ prior notice at a price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) a make-whole premium as of the date of the redemption, plus (iii) accrued and unpaid interest, if any, thereon, to the date of redemption.

Repurchase upon Change of Control. Upon the occurrence of a change in control (as defined in the Indenture), each holder of the Notes may require the Company to repurchase all or a portion of the Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

Other Covenants. The Indenture contains affirmative and negative covenants that, among other things, limit or restrict the Company’s ability (as well as those of the Company’s subsidiaries) to: incur additional debt, provide guarantees and issue mandatorily redeemable preferred stock; make certain investments and other restricted payments, including the prepayment of certain indebtedness; create liens; create restrictions on distributions from restricted subsidiaries; engage in specified sales of assets and subsidiary stock; enter into transactions with affiliates; enter new lines of business; engage in consolidation, mergers and acquisitions; and engage in certain sale/leaseback transactions.

Events of Default. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Notes to be due and payable.

The foregoing description of the Indenture and the Notes set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the Indenture and the Notes, copies of which are attached hereto as Exhibit 4.1 and 4.2, respectively, and are incorporated herein by reference, and the Amended and Restated Pledge and Security Agreement, the Pledge and Security Agreement, the Intercreditor Agreement and the Intercreditor and Collateral Agency Agreement, which are attached hereto as Exhibits 4.5, 4.6, 4.7 and 4.8 and are incorporated herein by reference.

ABL Credit Agreement

Pursuant to the ABL Credit Agreement, on the Closing Date, the Company and the Guarantors entered into a new three-year $1 billion asset-based revolving credit line, which replaces the Existing U.S. Credit Facility. Availability under the ABL Credit Agreement will be based upon monthly (or more frequent under certain circumstances) borrowing base valuations of the Company’s inventory, accounts receivable and certain cash balances and will be reduced by certain reserves in effect from time to time. A portion of the borrowings under the ABL Credit Agreement not in excess of $250.0 million will be available for the issuance of letters of credit. Another portion of the borrowings under the ABL Credit Agreement not in excess of $50.0 million may be utilized for swingline loans from a swingline lender.

Maturity. The ABL Credit Agreement is scheduled to mature on July 2, 2012, subject to an earlier maturity date if the Company fails to satisfy certain conditions related to the refinancing or repayment of the Company’s senior notes due 2011 and the Company’s European credit facility.

Interest Rates and Fees. Outstanding borrowings under the ABL Credit Agreement will accrue interest at an annual rate of interest equal to (i) the base rate plus the applicable spread, as described below, or (ii) the eurocurrency rate plus the applicable spread, as described below. The Company will pay a commission on letters of credit issued under the ABL Credit Agreement at a rate equal to the applicable spread for loans based upon the eurocurrency rate under the ABL Credit Agreement. The applicable spread will be the percentage described in the following chart that corresponds to the Company’s corporate credit rating from Standard & Poor’s Ratings Services, a division of the McGraw Hill Companies, Inc., and the Company’s corporate rating from Moody’s Investors Service, Inc.

Ratings Level	Eurocurrency Spread	Base Rate Spread
Level 1: BB- or above from Standard & Poor’s or Ba3 or above from Moody’s	4.00%	3.00%

Level 2: Lower than BB- from Standard & Poor’s or lower than Ba3 from Moody’s and B+ or higher from Standard & Poor’s and B1 or higher from Moody’s	4.25%	3.25%

Level 3: B or lower from Standard & Poor’s or B2 or lower from Moody’s	4.50%	3.50%

If the ratings from Moody’s and Standard & Poor’s fall within different Levels, the applicable spread shall be based on the higher of the two Levels. However, if one of the two ratings is two or more Levels lower than the other, the applicable spread shall be determined by reference to the Level next below the higher of the two Levels (Level I being the highest of the three Levels and Level III being the lowest).

The Company will pay certain fees with respect to the ABL Credit Agreement, including (i) an unused commitment fee of 1.00% per annum on the undrawn portion of the facility (subject to a stepdown in the event more than 50% of the commitments under the facility are utilized), and (ii) customary annual administration fees and fronting fees in respect of letters of credit.

Mandatory Prepayments. If at any time the Company’s outstanding borrowings under the ABL Credit Agreement (including outstanding letters of credit and swingline loans) exceed the lesser of (i) the borrowing base as in effect at such time and (ii) the aggregate revolving commitments as in effect at such time, the Company will be required to prepay an amount equal to such excess.

Subject to certain conditions and exceptions, at any time that the Company is subject to cash dominion, as described below, the Company will be required to prepay outstanding amounts under the ABL Credit Agreement in an amount equal to 100% of the net proceeds from certain dispositions of assets, issuances of debt or equity and insurance proceeds or condemnation awards. Such mandatory prepayments will not permanently reduce the available commitments under the ABL Credit Agreement.

Voluntary Prepayments. Subject to certain conditions and restrictions, the ABL Credit Agreement will allow the Company to voluntarily reduce the amount of the revolving commitments and to prepay the loans without premium or penalty other than customary breakage costs.

Covenants. The ABL Credit Agreement contains affirmative and negative covenants that, among other things, limit or restrict the Company’s ability (as well as those of the Company’s subsidiaries) to: create liens and encumbrances; incur debt; merge, dissolve, liquidate or consolidate; make acquisitions and investments; dispose of or transfer assets; pay dividends or make other payments in respect of the Company’s capital stock; amend certain material documents; change the nature of the Company’s business; make certain payments of debt; engage in certain transactions with affiliates; enter into sale/leaseback or hedging transactions; change the Company’s fiscal periods; and enter into certain restrictive agreements, in each case, subject to certain qualifications and exceptions.

In addition, the Company will be required to maintain a minimum fixed charge coverage ratio of 1.1 to 1.0 as of the end of any period of 12 fiscal months when availability under the ABL Credit Agreement is less than the greater of 15% of the revolving commitments under the ABL Credit Agreement and $120.0 million.

Guarantees and Collateral. The Company’s indebtedness, obligations and liabilities under the ABL Credit Agreement will be unconditionally guaranteed jointly and severally on a senior secured basis by the Company, the Guarantors and all future material U.S. subsidiaries of the Company.

The Company’s indebtedness, obligations and liabilities under the ABL Credit Agreement and the related guarantees will be secured by a first-priority lien on the ABL Collateral. The ABL Credit Agreement is also secured by a second-priority lien on the Non-ABL Collateral.

Cash Dominion. If availability under the ABL Credit Agreement is less than the greater of 20% of the revolving commitments and $160.0 million or if there exists an event of default, amounts in any of the Company’s and the Guarantors’ deposit accounts (other than certain excluded accounts) will be transferred daily into a blocked account held by the administrative agent and applied to reduce the outstanding amounts under the ABL Credit Agreement.

Events of Default. The ABL Credit Agreement contains customary events of default such as nonpayment of obligations under the credit facility, violation of affirmative and negative covenants, material inaccuracy of representations, defaults under other material debt, bankruptcy and insolvency events, certain ERISA events, material judgments, certain environmental events, invalidity of the credit documents (or the Company’s assertion of any such invalidity), change of control and loss of lien perfection or priority.

The description of the ABL Credit Agreement set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the ABL Credit Agreement, a copy of which is attached hereto as Exhibit 4.3 and is incorporated herein by reference, and the Amended and Restated Pledge and Security Agreement and Intercreditor Agreement, which are attached hereto as Exhibits 4.5 and 4.7 and are incorporated herein by reference.

Rabobank Term Loan

Also on the Closing Date, the Company and the Guarantors entered into the Rabobank Term Loan. The Rabobank Term Loan will mature on August 29, 2013 and replaces the Company’s existing $200 million term loan that was scheduled to mature in August 2011. The Company is obligated to repay $25 million of the borrowings under the Rabobank Term Loan on each of August 29, 2011 and August 29, 2012. Outstanding borrowings under the Rabobank Term Loan will accrue interest at an annual rate of interest equal to (i) the base rate, plus a margin of 4.75% per annum, or (ii) the applicable London Interbank Offered Rate, or LIBOR, plus a margin of 5.75% per annum. The Company is required to repay any unpaid principal amount outstanding under the Rabobank Term Loan on the maturity date. The Company may elect to prepay the loan at any time, subject to the payment of certain prepayment fees in respect of any voluntary prepayment prior to August 29, 2011 and other customary breakage costs.

The Rabobank Term Loan is secured by a first-priority lien on the Non-ABL Collateral, which also secures the Notes on a first-priority basis and the ABL Credit Agreement on a second-priority basis, and is secured by a second-priority lien on the ABL Collateral, which also secures the Notes on a second-priority basis and the ABL Credit Agreement on a first-priority basis. The Rabobank Term Loan contains covenants and events of default that are substantially similar to the covenants and events of default in the Indenture governing the Notes.

The Guarantors guarantee the Company’s obligations under the Rabobank Term Loan on a senior secured basis. The guarantees of each such Guarantor are secured on a first-priority basis by the Non-ABL Collateral held by each such Guarantor and on a second-priority basis by the ABL Collateral held by each such Guarantor.

The description of the Rabobank Term Loan set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the Rabobank Term Loan, a copy of which is attached hereto as Exhibit 4.4 and is incorporated herein by reference, and the Pledge and Security Agreement and the Intercreditor and Collateral Agency Agreement, which are attached hereto as Exhibits 4.6 and 4.8 and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.1	Indenture, dated July 2, 2009, among the Company, the Guarantors and U.S. Bank National Association, as Trustee.

Exhibit 4.2	Form of 10% Senior Secured Note Due 2014 (included in Exhibit 4.1).

Exhibit 4.3	Credit Agreement, dated July 2, 2009, among the Company, the Guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and joint collateral agent, J.P. Morgan Securities Inc., General Electric Capital Corporation, Barclays Capital, Morgan Stanley Bank, N.A. and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as joint bookrunners and co-lead arrangers, General Electric Capital Corporation, as co-documentation and joint collateral agent, Barclay’s Capital and Morgan Stanley Bank, N.A., as co-documentation agents and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as syndication agent.

Exhibit 4.4	Term Loan Agreement, dated July 2, 2009, among the Company, the Guarantors, the lenders party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch, as administrative agent.

Exhibit 4.5	Amended and Restated Pledge and Security Agreement, dated July 2, 2009, among the Company, the Guarantors and JPMorgan Chase Bank, N.A., as administrative agent.

Exhibit 4.6	Pledge and Security Agreement, dated July 2, 2009, among the Company, the Guarantors, and U.S. Bank National Association, as collateral agent.

Exhibit 4.7	Intercreditor Agreement, dated July 2, 2009, among the Company, the Guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and U.S. Bank National Association, as collateral agent.

Exhibit 4.8	Intercreditor and Collateral Agency Agreement, dated July 2, 2009, among the Company, the Guarantors, U.S Bank National Association, as collateral agent, U.S. Bank National Association, as trustee for the Notes, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: July 8, 2009	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit 4.1	Indenture, dated July 2, 2009, among the Company, the Guarantors and U.S. Bank National Association, as Trustee.

Exhibit 4.2	Form of 10% Senior Secured Note Due 2014 (included in Exhibit 4.1).

Exhibit 4.3	Credit Agreement, dated July 2, 2009, among the Company, the Guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and joint collateral agent, J.P. Morgan Securities Inc., General Electric Capital Corporation, Barclays Capital, Morgan Stanley Bank, N.A. and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as joint bookrunners and co-lead arrangers, General Electric Capital Corporation, as co-documentation and joint collateral agent, Barclay’s Capital and Morgan Stanley Bank, N.A., as co-documentation agents and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as syndication agent.

Exhibit 4.4	Term Loan Agreement, dated July 2, 2009, among the Company, the Guarantors, the lenders party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch, as administrative agent.

Exhibit 4.5	Amended and Restated Pledge and Security Agreement, dated July 2, 2009, among the Company, the Guarantors and JPMorgan Chase Bank, N.A., as administrative agent.

Exhibit 4.6	Pledge and Security Agreement, dated July 2, 2009, among the Company, the Guarantors, and U.S. Bank National Association, as collateral agent.

Exhibit 4.7	Intercreditor Agreement, dated July 2, 2009, among the Company, the Guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and U.S. Bank National Association, as collateral agent.

Exhibit 4.8	Intercreditor and Collateral Agency Agreement, dated July 2, 2009, among the Company, the Guarantors, U.S Bank National Association, as collateral agent, U.S. Bank National Association, as trustee for the Notes, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch, as administrative agent.